                       PHILADELPHIA SUBURBAN CORPORATION
                            762 W. Lancaster Avenue
                         Bryn Mawr, Pennsylvania 19010

                              --------------------

                    Notice of Annual Meeting of Shareholders
                            To Be Held May 16, 2002

                              --------------------

TO THE SHAREHOLDERS OF
PHILADELPHIA SUBURBAN CORPORATION:

   Notice is hereby given that the Annual Meeting of Shareholders of PHILADELPHIA SUBURBAN CORPORATION will be held at the Springfield Country Club, 400 West Sproul Road, Springfield, Pennsylvania 19064, at 10:00 A.M., local time, on Thursday, May 16, 2002, for the following purposes:

      1. To elect three directors to the class of directors for terms expiring at the 2005 Annual Meeting;

      2. To transact such other business as may properly come before the meeting or any adjournments thereof.

   Only shareholders of record at the close of business on March 25, 2002 will be entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof.


                            By order of the Board of Directors,



                            ROY H. STAHL
                            Secretary

April 8, 2002


|------------------------------------------------------------------------------|
|  REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, AS A           |
|  SHAREHOLDER YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY   |
|  CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE   |
|  UNITED STATES, OR VOTE ELECTRONICALLY, THROUGH THE INTERNET, BY FOLLOWING   |
|  THE INSTRUCTIONS SET OUT ON THE PROXY CARD.                                 |
|------------------------------------------------------------------------------|

                       PHILADELPHIA SUBURBAN CORPORATION
                            762 W. Lancaster Avenue
                         Bryn Mawr, Pennsylvania 19010


                              --------------------

                                PROXY STATEMENT

                              --------------------

   This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Philadelphia Suburban Corporation (the "Company") to be used at the Annual Meeting of Shareholders to be held Thursday, May 16, 2002 and at any adjournments thereof. This proxy statement and the enclosed proxy are being mailed to shareholders on or about April 8, 2002.

   The cost of soliciting proxies will be paid by the Company, which has arranged for reimbursement, at the rate suggested by the New York Stock Exchange, of brokerage houses, nominees, custodians and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record. In addition, the Company has retained the firm of Georgeson Shareholder Communications, Inc., to assist in the solicitation of proxies from (i) brokers, bank nominees and other institutional holders, and (ii) individual holders of record. The fee to Georgeson Shareholder Communications, Inc. for normal proxy solicitation is $4,000 plus expenses, which will be paid by the Company. Directors, officers and regular employees of the Company may also solicit proxies, although no additional compensation will be paid by the Company for such efforts.

   The Annual Report to Shareholders for the year ended December 31, 2001, including financial statements and other information with respect to the Company and its subsidiaries, is being mailed with this proxy statement by combined first class bulk mailing to shareholders of record as of March 25, 2002. Additional copies of the Annual Report may be obtained by writing to the Company.

                             PURPOSE OF THE MEETING

   As the meeting is the Annual Meeting of Shareholders, the shareholders of the Company will be requested to elect three directors to hold office as provided by law and the Company's Bylaws.


                             VOTING AT THE MEETING

   Holders of shares of the Company's Common Stock of record at the close of business on March 25, 2002 are entitled to vote at the meeting. As of that date, there were 68,558,123 shares of Common Stock outstanding and entitled to be voted at the meeting. Each shareholder entitled to vote shall have the right to one vote on each matter presented at the meeting for each share of Common Stock outstanding in such shareholder's name.

   The holders of a majority of the shares entitled to vote, present in person or represented by proxy at the meeting, constitute a quorum. Directors are to be elected by a plurality of the votes cast at the meeting. The affirmative vote of a majority of the votes cast by those shareholders present in person or represented by proxy at the meeting is required to take action with respect to any other matter that may properly be brought before the meeting. Shares cannot be voted at the meeting unless the holder of record is present in person or by proxy. The enclosed proxy card is a means by which a shareholder may authorize the voting of his or her shares at the meeting if they are unable to attend in person. Alternatively, under the Pennsylvania Business Corporation Law and the Pennsylvania Electronic Transaction Act, you may vote electronically, over the Internet, following the instructions set out on the proxy card. The shares of Common Stock represented by each properly executed proxy card or electronic proxy will be voted at the meeting in accordance with each shareholder's direction. Shareholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card or electronic proxy; if the proxy card or electronic proxy is signed, but no choice has been specified, the shares will be voted as recommended by the Board of Directors. If any other matters are properly presented to the meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

   With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum. Abstentions may not be specified for the election of directors. Brokers that are member firms of the New York Stock Exchange ("NYSE") and who hold shares in street name for customers, but have not received instructions from a beneficial owner, have the authority under the rules of the NYSE to vote those shares with respect to the election of directors, but not for any other matter. Proxies received from brokers with respect to shares held in street name, even if such shares are not voted by brokers, will be considered present and entitled to vote at the meeting.

   Execution of the accompanying proxy or voting electronically will not affect a shareholder's right to attend the meeting and vote in person. Any shareholder giving a proxy or voting electronically has the right to revoke the proxy or the electronic vote by giving written notice of revocation to the Secretary of the Company at any time before the proxy is voted by executing a proxy bearing a later date, which is voted at the meeting, or by attending the meeting and voting in person.

   Your proxy vote is important. Accordingly, you are asked to complete, sign and return the accompanying proxy card or vote electronically regardless of whether or not you plan to attend the meeting.

                                (Proposal No. 1)

                             ELECTION OF DIRECTORS

Voting on Proposal No. 1

   The Board of Directors is divided into three classes. One class is elected each year to hold office for a three-year term and until successors of such class are duly elected and qualified, except in the event of death, resignation or removal. The Company is required by its Articles of Incorporation and Bylaws to maintain the size of its classes of directors as nearly equal in number as possible.

   In January 2002, Mr. Richard Heckmann submitted his offer to resign from the Board of Directors due to scheduling difficulties in attending meetings of the Board of Directors. After reviewing Mr. Heckmann's offered resignation, the Corporate Governance Committee voted to recommend and, at its February 5, 2002 meeting, the Board of Directors voted to accept his resignation. In accordance with the requirement of the Articles of Incorporation to maintain the size of classes of directors as nearly equal as possible, the Corporate Governance Committee voted to recommend and, at its February 5, 2002 meeting, the Board of Directors approved: (i) the election of Mr. Richard Smoot, who was a member of the class of directors with terms expiring at the 2003 Annual Meeting of shareholders, to the class of directors with terms expiring at the 2004 Annual Meeting of shareholders; (ii) a reduction in the size of the Board of Directors from ten members to nine members; (iii) a reduction in the size of the class of directors with terms expiring at the 2003 Annual Meeting of shareholders from four to three; and (iv) the nomination of Mr. G. Fred
DiBona, Mr. John E. Menario and Mrs. Mary C. Carroll for election to the class of directors to be elected at the 2002 Annual Meeting of shareholders.

   Therefore, three directors, Messrs. DiBona and Menario and Mrs. Carroll, will stand for election by a plurality of the votes cast at the Annual Meeting and six directors will continue to serve until either the 2003 and 2004 Annual Meetings, depending on the period remaining in their terms. At the meeting, proxies in the accompanying form, properly executed, will be voted for the election of the three nominees listed below, unless authority to do so has been withheld in the manner specified in the instructions on the proxy card. Discretionary authority is reserved to cast votes for the election of a substitute should any nominee be unable or unwilling to serve as a director. Each nominee has stated his or her willingness to serve and the Company believes that all nominees will be available to serve.

   The Board of Directors recommends that the shareholders vote FOR the election of Messrs. DiBona and Menario and Mrs. Carroll as directors. For detailed information on each nominee, see pages 6 and 7.

General Information Regarding the Board of Directors and its Committees

   The Board of Directors held seven meetings in 2001. The Company's Bylaws provide that the Board of Directors, by resolution adopted by a majority of the whole Board, may designate an Executive Committee and one or more other committees, with each such committee to consist of two or more directors. The Board of Directors annually elects from its members the Executive, Audit, Executive Compensation and Employee Benefits, Corporate Governance, and Pension Committees. Each director except Mr. Heckmann attended at least 75% of the aggregate of all meetings of the Board and the Committees on which they served in 2001.

   Executive Committee. The Company's Bylaws provide that the Executive Committee shall have and exercise all of the authority of the Board in the management of the business and affairs of the Company, with certain exceptions. The Executive Committee is intended to serve in the event that action by the Board of Directors is necessary or desirable between regular meetings of the Board, or at a time when convening a meeting of the entire Board is not practical, and to make recommendations to the entire Board with respect to various matters. The Executive Committee met twice in 2001. The Executive Committee currently has five members, and the Chairman of the Company serves as Chairman of the Executive Committee.

   Audit Committee. The Audit Committee is composed of three directors who are not officers of the Company or any of its subsidiaries. The Audit Committee is required to meet at least twice each year and met two times during 2001. The Committee operates pursuant to a written charter, a copy of which was attached as Appendix A to the Proxy Statement for the 2001 Annual Meeting of shareholders. The primary responsibilities of the Audit Committee are to monitor the integrity of the Company's financial reporting process and systems of internal controls, including the review of the Company's annual audited financial statements, and to monitor the independence of the Company's independent accountants. The Audit Committee has concurrent authority with the Board of Directors to select, evaluate and, where appropriate, replace the Company's independent accountants.

   Two members of the Committee are "independent" as defined by the rules of the New York Stock Exchange. The Board of Directors has determined, in its business judgment, that in the case of Mr. Smoot, who has been an executive officer of a bank with whom the Company has banking relationships, these relationships do not interfere with the exercise of his independent judgment.

   The Audit Committee has considered the extent and scope of non-audit services provided to the Company by its outside accountants and has determined that such services are compatible with maintaining the independence of the outside accountants.

   Executive Compensation and Employee Benefits Committee. The Executive Compensation and Employee Benefits Committee is composed of three members of the Board who are not officers of the Company or any of its subsidiaries. The Executive Compensation and Employee Benefits Committee has the power to administer the Company's 1988 Stock Option Plan and to administer and make awards of stock options, dividend equivalents and restricted stock under the Company's 1994 Equity Compensation Plan. In addition, the Executive Compensation and Employee Benefits Committee reviews the recommendations of the Company's Chief Executive Officer as to appropriate compensation of the Company's officers (other than the Chief Executive Officer) and key personnel and recommends to the Board the compensation of such officers and the Company's Chief Executive Officer for the ensuing year. The Executive Compensation and Employee Benefits Committee held four meetings in 2001.

   Corporate Governance Committee. The Corporate Governance Committee is responsible for identifying qualified nominees for directors and developing and periodically reviewing the Corporate Governance Guidelines by which the Board of Directors is organized and executes its responsibilities. The Corporate Governance Committee has three members and held two meetings during 2001.

   It is the present policy of the Corporate Governance Committee to consider nominees who are recommended by shareholders as additional members of the Board or to fill vacancies on the Board. Shareholders desiring to submit the names of, and any pertinent data with respect to, such nominees should send this information in writing to the Chairman of the Corporate Governance Committee in care of the Company. See "Requirements for Advance Notification of Nominations."

   Pension Committee. The Pension Committee serves as the Plan Administrator for the Company's qualified benefit plans. The Committee reviews and recommends to the Board any actions to be taken by the Board in the discharge of the Board's fiduciary responsibilities under the Company's qualified benefit plans and meets periodically with the Company's investment advisors. The Committee consists of three members and met two times in 2001.

   The current members of the Committees of the Board of Directors are as follows:

                                     Executive Compensation and
Executive Committee                  Employee Benefits Committee               Audit Committee
-------------------                  --------------------------------------    -----------------------------
Nicholas DeBenedictis*               John F. McCaughan*                        Richard L. Smoot*
G. Fred DiBona, Jr.                  G. Fred DiBona, Jr.                       John E. Menario
John F. McCaughan                    Alan R. Hirsig                            Alan R. Hirsig
Richard L. Smoot
Richard H. Glanton, Esq


                                     Corporate Governance
Pension Committee                    Committee
-----------------                    --------------------------------------
Richard H. Glanton, Esq.*            G. Fred DiBona, Jr.*
Mary C. Carroll                      Nicholas DeBenedictis
Nicholas DeBenedictis                Mary C. Carroll

------------
*Chairman

Requirements for Advance Notification of Nominations

   Nominations for election of directors may be made at the Annual Meeting by any shareholder entitled to vote for the election of directors, provided that written notice (the "Notice") of the shareholder's intent to nominate a director at the meeting is filed with the Secretary of the Company prior to the Annual Meeting in accordance with provisions of the Company's Amended and Restated Articles of Incorporation and Bylaws.

   Section 4.13 of the Company's Bylaws requires the Notice to be received by the Secretary of the Company not less than 14 days nor more than 50 days prior to any meeting of the shareholders called for the election of directors, with certain exceptions. These notice requirements do not apply to nominations for which proxies are solicited under applicable regulations of the Securities and Exchange Commission ("SEC"). The Notice must contain or be accompanied by the following information:

      (1) the name and residence of the shareholder who intends to make the nomination;

      (2) a representation that the shareholder is a holder of record of voting stock and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the Notice;

      (3) such information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the SEC's proxy rules had each nominee been nominated, or intended to be nominated, by the management or the Board of Directors of the Company;

      (4) a description of all arrangements or understandings among the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and

      (5) the consent of each nominee to serve as a director of the Company if so elected.

   Pursuant to the above requirements, appropriate Notices in respect of nominations for directors must be received by the Secretary of the Company no later than May 2, 2002.

Information Regarding Nominees and Directors

   For each of the three nominees for election as directors at the 2002 Annual Meeting and the six directors in the classes of directors whose terms of office are to expire either at the 2003 Annual Meeting or the 2004 Annual Meeting, as set forth herein, there follows information as to the positions and offices with the Company held by each, the principal occupation of each during the past five years, and certain directorships of public companies and other organizations held by each.

-------------------------------------------------------------------------------------------------------------
                                    NOMINEES FOR ELECTION AT ANNUAL MEETING
-------------------------------------------------------------------------------------------------------------

G. Fred DiBona, Jr. ..........  Mr. DiBona has served since 1990 as President and Chief Executive Officer of
Villanova, PA                   Independence Blue Cross, the Delaware Valley region's largest health insurer.
Director since 1993             He also serves as Chairman, President and Chief Executive Officer of most of
                                Independence Blue Cross' subsidiaries and affiliates. Between 1987 and 1990,
                                Mr. DiBona served as President and Chief Executive Officer for Pennsylvania
                                Blue Shield's holding company, Keystone Ventures, Inc. Mr. DiBona is also a director of Independence Blue Cross and its subsidiaries, Magellan Health
                                Services, Inc., Exelon Corporation, Tasty Baking Company, CorCell, Inc.,
                                Eclipsys Corporation, NaviMedix, Inc. and various civic and charitable organizations. Age: 51.


Mary C. Carrol................  Ms. Carroll is a consultant and an advisor to businesses, government agencies
Bryn Mawr, PA                   and other organizations, such as the Amos Tuck School of Business, and is a
Director since 1981             well-recognized civic volunteer. She is a founder, director or trustee of various civic and charitable organizations, including the Metropolitan YMCA and the National Parks Mid-Atlantic Council. Age: 61.

John E. Menario...............  Mr. Menario has served as Assistant to the President of Banknorth.Group, Inc., a
Portland, ME                    financial services company since 1996. He served as Senior Executive Vice
Director since 1999             President and Chief Operating Officer of Peoples Heritage Financial Group, Inc.,
                                from 1990 to 1996. Mr. Menario is also a director of Morse, Payson & Noyes
                                Insurance. Age: 66.



--------------------------------------------------------------------------------------------------------------
                          DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 2003
--------------------------------------------------------------------------------------------------------------

Richard H. Glanton, Esq. .....  Mr. Glanton has been a partner in the law firm of Reed Smith LLP in
Philadelphia, PA                Philadelphia since 1986. Mr. Glanton is also a director of CGU Corporation of
Director since 1995             North America, Exelon Corporation. Wackenhut Corrections Corporation the
                                Philadelphia Convention and Visitors Bureau and Lincoln University. Age: 55.


Alan R. Hirsig................  Mr. Hirsig retired as President and Chief Executive Officer of ARCO Chemical
Haverford, PA                   Company in 1998, a position he held since 1991. From 1984 to 1990, Mr. Hirsig
Director since 1997             was President of ARCO Chemical European Operations. Mr. Hirsig is a director of Celanese, A.G., Checkpoint Systems, Inc. and Hercules, Inc., as well as a trustee of Bryn Mawr College, the YMCA of Philadelphia and Vicinity, the
                                Rosenbach Museum and Library and the Curtis Institute of Music. Age: 62.


John F. McCaughan.............  In 1998, Mr. McCaughan retired as President of the BetzDearborn, Inc.
Doylestown, PA                  Foundation, having served in that capacity since 1995. From 1995 to 1996, Mr.
Director since 1984             McCaughan was Chairman of Betz Laboratories, Inc., which provides engineered chemical treatment of water, wastewater and process systems. Mr.
                                McCaughan was Chairman and Chief Executive Officer of Betz Laboratories
                                from 1982 to 1994. He is also a director of Penn Mutual Life Insurance
                                Company, Petroferm, Inc. and numerous charitable organizations. Age: 66.

--------------------------------------------------------------------------------------------------------------
                          DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 2004
--------------------------------------------------------------------------------------------------------------

Nicholas DeBenedictis.........  Mr. DeBenedictis has served as Chief Executive Officer of the Company since
Ardmore, PA                     July 1992 and Chairman of the Board since May 1993. He also serves as
Director since 1992             Chairman and Chief Executive Officer of the Company's principal subsidiaries,
                                Pennsylvania Suburban Water Company and Consumers Water Company.
                                Between April 1989 and June 1992, he served as Senior Vice President for
                                Corporate Affairs of PECO Energy Company (now known as Exelon). From
                                December 1986 to April 1989, he served as President of the Greater Philadelphia
                                Chamber of Commerce and from 1983 to 1986 he served as the Secretary of the
                                Pennsylvania Department of Environmental Resources. Mr. DeBenedictis is a
                                director of Provident Mutual Life Insurance Company, P.H. Glatfelter Company
                                and Met-Pro Corporation and a member of the advisory boards of PNC Bank in
                                Philadelphia and Southern New Jersey and Pennoni Associates. He also serves on the Board of the Greater Philadelphia Chamber of Commerce, the
                                Pennsylvania Business Roundtable, and Hahnemann/MCP University and is a
                                Trustee of Drexel University. Age: 56.


Andrew D. Seidel..............  Mr. Seidel is President and Chief Executive Officer of United States Filter
Palm Desert, CA                 Corporation (US Filter), a global provider of water and wastewater systems and
Director since 2000             services. Mr. Seidel was President and Chief Operating Officer of US Filter from
                                April 1999 to April 2001. Mr. Seidel was President and Chief Operating Officer
                                of the Water and Wastewater Group of US Filter from February 1998 until the acquisition of US Filter by Vivendi Water in April 1999. He previously served as Executive Vice President of US Filter's Wastewater Group from July 1995 to
                                February 1998 and as Senior Vice President --Wastewater Group and General
                                Manger of US Filter, Inc., in Warrendale, Pennsylvania, from September 1993 to
                                July 1995. Previously, he had served as Vice President of Membralox Group from December 1992. Mr. Seidel is also a director of Vivendi Environment, S.A.
                                Age: 39.

Richard L. Smoot..............  Mr. Smoot has served as Regional Chairman Advisory Board Philadelphia and
Radnor, PA                      Southern New Jersey, The PNC Financial Services Group since 2001. From
Director since 1997             1991 through 2000, Mr. Smoot served as President and Chief Executive Officer of PNC Bank in Philadelphia and Southern New Jersey, and its predecessor,
                                Provident National Bank. He also served as Executive Vice President responsible for Operations and Data Processing for the Bank from 1987 to
                                1991. Before joining PNC Bank in 1987, Mr. Smoot served 10 years as First
                                Vice President and Chief Operating Officer of the Federal Reserve Bank of
                                Philadelphia. Mr. Smoot is Chairman of The Philadelphia Orchestra and The
                                Settlement Music School. Mr. Smoot is also a director of P.H. Glatfelter
                                Company and Southco Inc. Age: 61.

                           OWNERSHIP OF COMMON STOCK


   The following table sets forth certain information as of January 31, 2002 with respect to shares of Common Stock of the Company beneficially owned by each director, nominee for director and executive officer and by all directors, nominees and executive officers of the Company as a group. This information has been provided by each of the directors and officers at the request of the Company. Beneficial ownership of securities as shown below has been determined in accordance with applicable guidelines issued by the Securities and Exchange Commission ("SEC"). Beneficial ownership includes the possession, directly or indirectly, through any formal or informal arrangement, either individually or in a group, of voting power (which includes the power to vote, or to direct the voting of, such security) and/or investment power (which includes the power to dispose of, or to direct the disposition of, such security). The shareholdings reflect the Company's 5-for-4 stock split effected in the form of a stock dividend distributed on December 1, 2001 to shareholders of record on November 16, 2001.


                                                                   Sole voting         Shared voting         Total and
                                                                   and/or sole         and/or shared     percent of class
Beneficial Owner                                               investment power(1)    investment power    outstanding(2)
----------------                                               -------------------    ----------------   ----------------
Mary C. Carroll............................................            7,228                1,733(3)             8,961
Morrison Coulter...........................................           89,240                6,918(4)            96,158
Nicholas DeBenedictis......................................          418,781              130,354(5)           549,135
G. Fred DiBona, Jr.........................................            7,875                   --                7,875
Richard H. Glanton, Esq....................................            5,316                   --                5,316
Alan R. Hirsig.............................................            7,540                   --                7,540
John F. McCaughan..........................................           13,997                   --               13,997
John E. Menario............................................            3,971                4,214(6)             8,185
Richard R. Riegler.........................................           88,348                   --               88,348
Andrew D. Seidel(7)........................................              875                   --                  875
David P. Smeltzer..........................................           59,018                3,124               62,142
Richard L. Smoot(8)........................................            4,312                   --                4,312
Roy H. Stahl...............................................           89,563               62,646              152,209
All directors and executive officers as a group
 (13 persons)..............................................          796,064(9)           208,989(10)        1,005,053(1.5%)

------------
(1)  Includes shares held under the Company's Thrift Plan.

(2) Percentages for each person or group are based on the aggregate of the shares of Common Stock outstanding as of March 1, 2002 (68,486,101 shares) and all shares issuable to such person or group upon the exercise of outstanding stock options exercisable within 60 days of January 31, 2002. Percentage ownership of less than 1% of the class then outstanding as of March 1, 2002 has not been shown.

(3) The shareholdings indicated are owned of record by Mrs. Carroll's husband. Mrs. Carroll disclaims beneficial ownership of those shares.

(4) The shareholdings indicated include 5,221 shares owned of record by Mr. Coulter's wife. Mr. Coulter disclaims beneficial ownership of those shares.

(5) The shareholdings indicated include 1,490 shares owned of record by Mr. DeBenedictis' wife. Mr. DeBenedictis disclaims beneficial ownership of those shares.

(6) The shareholdings indicated include 77 shares held by Mr. Menario's wife. Mr. Menario disclaims beneficial ownership of those shares.

(7) Mr. Seidel is President and Chief Executive Officer of United States Filter Corporation and a director of Vivendi Environment S.A., which together with their affiliates own 11,510,137 shares of the Company. Consequently, Mr. Seidel may be deemed to share voting power for the shares held by Vivendi Environment S.A. and its affiliates.

(8) The shareholdings indicated do not include approximately 697,000 shares held by PNC Bank, National Association, or its affiliates as trustee of the Philadelphia Suburban Corporation Thrift Plan and Philadelphia Suburban Water Company Personal Savings Plan for Local 473 Employees. Mr. Smoot is Regional Chairman Adivisory Board Philadelphia and Southern New Jersey, The PNC Financial Services Group. Mr. Smoot disclaims beneficial ownership of those shares.

(9) The shareholdings indicated include 482,407 shares exercisable under the 1988 Stock Option Plan and the 1994 Equity Compensation Plan on or before April 1, 2002.

(10) The shareholdings indicated include 200,468 shares (i) held in joint ownership with spouses, (ii) held as custodian for minor children or (iii) owned by family members.

   The following table sets forth certain information as of March 1, 2002, except as otherwise indicated, with respect to the ownership of shares of Common Stock of the Company by certain beneficial owners of 5% or more of the Company's total outstanding shares.

                                                                          Percent of
                                     Amount and Nature                    Outstanding
Beneficial Owner                  of Beneficial Ownership                   Shares
----------------                 ------------------------                -------------
Vivendi S.A.                          Sole voting and                       16.8%
42 Avenue                         dispositive power over
de Friedland 75380                 11,510,137 shares(1)
Paris, Cedex 08 France

------------
(1) Based on the Schedule 13D of Vivendi dated August 7, 2000. The shares held have been adjusted for the 5-for-4 stock splits in the form of stock distributions effective December 1, 2000 and December 1, 2001.

                         REPORT OF THE AUDIT COMMITTEE


   The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. Management has primary responsibility for the Company's financial statements and the reporting process, including the system of internal controls. The Audit Committee fulfills its oversight responsibilities as set forth in its charter by, among other things: reviewing the Company's audited financial statements prior to submission to the public, including discussions with management and the independent auditors of any significant issues regarding accounting principles, practices and judgments; reviewing the integrity of the Company's financial reporting processes and controls; selecting and evaluating the independent accountants; and reviewing all relationships between the independent accountants and the Company.

   In carrying out its responsibilities, the Audit Committee has: reviewed and discussed the Company's audited financial statements with management; discussed with the outside accountants the matters required to be discussed by Statements on Auditing Standards No. 61; discussed the written disclosures and the letter from the outside auditors required by Independence Standards Board Standard No. 1; and discussed with the outside accountants the outside accountants' independence.

   Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001. The Committee also recommended, and the Board of Directors has approved, the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for 2002.



                                   Respectfully submitted,





                                   Richard L. Smoot
                                   John E. Menario
                                   Alan R. Hirsig

                             EXECUTIVE COMPENSATION


REPORT OF THE EXECUTIVE COMPENSATION AND EMPLOYEE BENEFITS COMMITTEE Overall Objectives

   Philadelphia Suburban Corporation's executive compensation program is designed to motivate its senior executives to achieve the Company's goals of providing its customers with high quality, cost-effective, reliable water services and providing the Company's shareholders with a market-based return on their investment.

   Toward that end, the program:

   o Provides compensation levels that are competitive with those provided by companies with which the Company may compete for executive talent.

   o Motivates key senior executives to achieve strategic business initiatives and rewards them for their achievement.

   o Creates a strong link between stockholder and financial performance and the compensation of the Company's senior executives.

   In administering the executive compensation program, the Executive Compensation and Employee Benefits Committee (the "Committee") attempts to strike an appropriate balance among the above-mentioned objectives, each of which is discussed in greater detail below.

   At present, the executive compensation program is comprised of three components: base salary, annual cash incentive opportunities and equity incentive opportunities. In determining the relative weighting of compensation components and the target level of compensation for the Company's executives, the Committee considers compensation programs of a peer group of companies. Because of the limited number of investor-owned water utilities from which comparable compensation data is available, the Committee utilizes survey data from a composite market ("Composite Market") compiled by a nationally recognized compensation consulting firm in assessing the competitiveness of the components of the Company's compensation program. The Composite Market for the base salary and annual cash incentive elements of the program consists of 50% water utilities, 25% other utilities and 25% general industrial businesses. There are eleven water utilities in the water utilities portion of the Composite Market. Due to continued consolidation in the investor-owned water utility industry, only two of the companies in the Composite Market are publicly traded companies of comparable size to the Company. Consequently, as of the proxy statement filed in 2000, the Company began using the Dow Jones Utility Index instead of the Edward Jones Water Utility Index as the peer group for the stock performance chart in the Company's proxy. None of the water utilities in the Composite Market are in the Dow Jones Utility Index.

   Competitive compensation levels are targeted at the median of the third quartile range of compensation levels in the Composite Market, except for equity incentives, which are targeted at the 50th percentile of the compensation consulting firm's data base of general industrial organizations, including utilities, that have long-term incentive programs.

Compensation Components

Base Salary

   To ensure that its pay levels are competitive, the Company, with the assistance of its compensation consultant, regularly compares its executive compensation levels with those of other companies and sets its salary structure in line with competitive data from the Composite Market. Individual salaries are considered for adjustment annually and any adjustments are based on general movement in external salary levels, individual performance, and changes in individual duties and responsibilities.

Cash Incentive Awards

   The annual cash incentive plan is based on target incentive awards for each executive, which are stated as a percentage of their base salaries. Annual incentive awards for executive officers are calculated by a formula that multiplies the executive's target incentive percentage times a Company rating factor based on the Company's overall financial performance and an individual rating factor based on the executive's performance against established objectives. These factors can range from 0% to 125% for the Company rating factor and 0% to 150% for the individual rating factor. Each of these percentages are correlated with defined objectives and approved by the Committee each year. Regardless of the Company's financial performance, the Committee retains the authority to determine the final Company rating factor, and the actual payment and amount of any bonus is always subject to the discretion of the Committee.

Equity Incentives

   As part of its review of the total compensation package for the Company's officers, the Committee, with the assistance of a nationally-recognized compensation consulting firm, reviewed the Company's equity incentive compensation program. Given the importance of dividends to a utility investor, the consultant recommended using a combination of stock options with dividend equivalents to best link executive long-term incentives to corporate performance and shareholder interests.

   Under the terms of the Company's 1994 Equity Compensation Plan, which was approved by the shareholders at the 1994 Annual Meeting, the Committee and the Board of Directors may grant stock options, dividend equivalents and restricted stock to officers, directors and key employees, and stock options to key consultants of the Company and its subsidiaries who are in a position to contribute materially to the successful operation of the business of the Company. The purpose of the Plan is to help align executive compensation with shareholder interests by providing the participants with a long-term equity interest in the Company. The Plan, we believe, provides the Company the ability to attract and retain employees of significant abilities.

Summary of Actions Taken by the Committee

Salary Increase

   Under the Company's salary program, the base salary budget is based on salary levels for comparable positions in the Composite Market. The projected overall annual increase is based on annual salary budget increase data reported by published surveys. Under these guidelines, actual salary increases are determined based on a combination of an assessment of the individual's performance and the individual's salary compared to the market. In the case of executive officers named in this Proxy Statement, the determination of salary levels is made by the Committee, subject to approval by the Board of Directors.

   Mr. DeBenedictis' salary for 2001 was consistent with the target level for the CEO position within the Composite Market. Mr. DeBenedictis' salary for 2002, which was approved by the Board of Directors on February 5 and effective on April 1, 2002, is consistent with published salary survey information on salary levels and projected annual salary increases for 2002 and is based on the Committee's favorable assessment of his and the Company's performance.

Annual Incentive Award

   At its February 4, 2002 meeting, the Committee determined the annual cash incentive awards to be made to the participants in the annual incentive plan. The awards were based on the Company's performance compared to its financial goal for 2001 as well as the participants' achievement of their individual objectives. The incentive awards to the Company's officers were approved by the Board of Directors on February 5, 2002. Mr. DeBenedictis' annual incentive compensation for 2001 was based on the Company's earnings and the Committee's assessment of Mr. DeBenedictis' individual performance. Mr. DeBenedictis' achievements in 2001 included growing revenues by 12%, increasing the customer base by 4% through 20 acquisitions and growth ventures, aggressively pursuing low interest financing and managing the operations efficiently (operating expense to revenue ratio dropped to 36.4%, one of the lowest in the water industry) and effectively.

Equity Incentives

   Effective March 19, 2002, the Committee approved management's recommendation to reduce the performance period for the dividend equivalents granted in 2000 and 2001 by one year based on the Company's performance against the 2001 measurement criteria established by the Committee for this purpose at its March 5, 2001 meeting. The measurement criteria involve targets for earnings per share, dividends, total return to shareholders over a five-year period and customer growth.

   Section 162(m) of the Internal Revenue Code generally precludes the deduction for federal income tax purposes of more than $1 million in compensation paid to the Chief Executive Officer and the other officers named in the Summary Compensation Table in any one year, subject to certain specified exceptions. Given the nature of the stock option grants and the level of other compensation paid to the Chief Executive Officer and the other executive officers named in the Summary Compensation Table, the deduction limitation is presently inapplicable to the Company. The Committee will address this limitation if and when it becomes applicable to the Company's compensation program.


                                   Respectfully submitted,





                                   John F. McCaughan
                                   G. Fred DiBona, Jr.
                                   Alan R. Hirsig

   The foregoing report of the Executive Compensation and Employee Benefits Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

SUMMARY COMPENSATION TABLE

   The following Summary Compensation Table shows compensation paid by the Company for services rendered during the years 2001, 2000 and 1999 for the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE


                                                                                          Long Term Compensation
                                                                                    -----------------------------------
                                                 Annual Compensation                         Awards             Payouts
                                      ------------------------------------------    ------------------------    -------
                                                                                                  Securities
                                                                       Other       Restricted       Under-                All Other
                                                                       Annual         Stock         lying        LTIP      Compen-
         Name and                                                     Compen-       Award(s)       Options/     Payouts     sation
    Principal Position        Year    Salary($)(1)   Bonus($)(2)    sation($)(3)     ($)(4)      SAR's(#)(5)      ($)       ($)(6)
 --------------------------   ----    ------------   -----------    ------------   ----------    -----------    -------   ---------
N. DeBenedictis ...........   2001      321,554        287,625         5,250                        62,500                 212,027
CEO                           2000      311,904        271,440         5,250         468,800        62,500                 167,067
                              1999      295,048        258,750         4,800                        62,500                 153,439

M. Coulter ................   2001      180,115         73,713         5,250                        18,750                  38,639
President-PSW Div.            2000      171,467         66,626         5,100                        18,750                  30,954
                              1999      155,641         65,950         4,669                        18,750                  24,508

R. Stahl ..................   2001      193,546         79,569         5,250                        18,750                  29,016
Exec. V.P. &                  2000      183,480         60,517         5,250                        12,500                  24,679
 Gen. Counsel                 1999      170,594         60,861         4,800                        12,500                  23,378

D. Smeltzer ...............   2001      156,067         56,962         4,681                        12,500                  20,035
Sr. V.P.-Finance & CFO        2000      148,467         55,687         4,454                        12,500                  15,720
                              1999      130,516         45,619         3,915                         9,375                  12,524

R. Riegler ................   2001      171,658         51,154         5,148                        12,500                  26,771
Sr. V.P.-Eng.&                2000      165,427         51,737         4,963                        12,500                  24,256
 Environ. Aff.                1999      158,049         49,797         4,741                        12,500                  23,148

------------
(1) Salary deferred at the discretion of the executive and contributed to the Company's Thrift Plan or Executive Deferral Plan is included in this column.

(2) Includes cash bonuses for services rendered during the specified year, regardless of when paid.

(3) Company matching contributions under the Company's Thrift Plan and Executive Deferral Plan are included in this column.

(4) Mr. DeBenedictis was awarded a grant of 31,250 shares of restricted stock on May 15, 2000 under the Company's 1994 Equity Compensation Plan. The fair market value of the shares awarded on May 15, 2000 was $15.002 per share based on the average of the opening and closing prices on the New York Stock Exchange on that date. One-third of the restricted stock grant will be released to Mr. DeBenedictis each year on the anniversary of the grant and he is entitled to receive the dividends on the restricted shares pending their release. At year-end 2001, the value of the 20,834 shares still subject to restrictions was $469,807 based on the closing price for the stock on December 31, 2001 of $22.55.

(5) Option award numbers have been restated to reflect the December 2000 and December 2001 5-for-4 stock splits in the form of stock distributions.

(6) Includes: (a) the dollar value, on a term loan approach, of the benefit of the whole-life portion of the premiums for a split dollar life insurance policy on Mr. DeBenedictis maintained by the Company, projected on an actuarial basis ($8,877); (b) Company payments on behalf of Mr. DeBenedictis to cover the premium attributable to the term life insurance portion of the split dollar life insurance policy ($1,215); (c) the amounts accrued for the named executive's accounts in 2001 in connection with the dividend equivalent awards made from 1997 through 2001 (Messrs. DeBenedictis $126,120, Stahl $27,602, Smeltzer $19,720, Riegler $25,224,
    and Coulter $33,908); (d) the value of group term life insurance maintained by the Company on the named executives (Messrs. DeBenedictis $3,031, Stahl $595, Smeltzer $315, Riegler $1,514 and Coulter $4,731); and (e) earnings in 2001 on amounts deferred under the Company's Executive Deferral Plan (DeBenedictis $62,222 and Stahl $819 and Riegler $33). The Company will be reimbursed for the amount of the premiums paid under the split dollar program for Mr. DeBenedictis upon his death or repaid such premiums by Mr. DeBenedictis if he leaves the Company

                         COMPARATIVE STOCK PERFORMANCE


   The graph below compares the cumulative total shareholder return on the Common Stock of the Company for the last five years with the average cumulative total return of a peer group of companies and the cumulative total return on the S&P 500 over the same period, assuming a $100 investment on January 1, 1996 and the reinvestment of all dividends. The Dow Jones Utility Index consists of the following companies: American Electric Power Company; Consolidated Edison, Inc.; NiSource Inc.; Exelon Corporation; TXU Corporation; Edison International; Public Service Enterprise Group Incorporated; Dominion Resources, Inc; Reliant Energy, Incorporated; Williams Companies, Inc.; Duke Energy Corporation; PG&E Corporation; AES Corporation; and The Southern Company.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                 AMONG PSC, S&P 500 AND DOW JONES UTILITY INDEX

                               [GRAPHIC OMITTED]




                                        Dow Jones        S&P 500
                            PSC         Utilities       Composite
                            ---         ---------       ---------
           Dec-96          100.00        100.00          100.00
           Dec-97          153.91        123.00          133.35
           Dec-98          212.13        146.22          171.49
           Dec-99          153.13        137.41          207.50
           Dec-00          234.25        207.17          188.62
           Dec-01          276.21        152.75          166.17



   The foregoing comparative stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                          STOCK OPTION GRANTS IN 2001


   The following table sets forth information concerning individual grants of stock options under the Company's 1994 Equity Compensation Plan during 2001 to each executive officer identified in the Summary Compensation Table who received options during the period.

                       OPTION GRANTS IN LAST FISCAL YEAR


                                                                                                 Grant Date
                                                       Individual Grant                            Value
                                   ---------------------------------------------------------   -------------
                                                        % of
                                    Number of           Total
                                    Securities      Options/SAR's     Exercise
                                    Underlying       Granted to       or Base                    Grant Date
                                  Options/SAR's       Employees        Price      Expiration      Present
            Name                  Granted (#)(1)   in Fiscal Year    ($/Sh)(2)       Date      Value ($) (3)
            ----                  --------------   --------------    ---------    ----------   -------------
DeBenedictis..................        62,500           11.66%          19.10       3/6/2011       348,750
Coulter.......................        18,750             3.5%          19.10       3/6/2011       104,625
Stahl.........................        18,750             3.5%          19.10       3/6/2011       104,625
Smeltzer......................        12,500            2.33%          19.10       3/6/2011        69,750
Riegler.......................        12,500            2.33%          19.10       3/6/2011        69,750

------------
(1) The options listed in this column are qualified stock options granted at an exercise price equal to the fair market value of the Company's common stock on the date of grant under the Company's 1994 Equity Compensation Plan. Grants become exercisable in installments of one-third per year commencing on the first anniversary of the grant date. An equal number of dividend equivalents, with a four-year accumulation period, were awarded to the named individuals under the 1994 Equity Compensation Plan. The accrued value of the dividend equivalent awards for 1997 through 2001 is shown on the Summary Compensation Table.

(2) The exercise price for options granted is equal to the mean of the high and low sale prices of the Company's common stock on the New York Stock Exchange composite tape on the date the option is granted.

(3) The values in this column were determined using Black-Scholes Option Pricing Model. The actual value of stock options, if any, that may be realized will depend on the difference between the exercise price and the market price on the date of exercise. The estimated values under the Black-Scholes model are based on assumptions as to such variables as interest rates, stock price volatility and dividend yield. The key assumptions used in the Black-Scholes model valuation of the stock options are (i) an assumed dividend yield of 2.6%, (ii) a risk free rate of return of 5.0%,
    (iii) volatility of 32.7%, (iv) an exercise date of 5.2 years from the date of grant, and (v) no reduction in values to reflect non-transferability or other restrictions on the options. These assumptions are not a forecast of future dividend yield, stock performance or volatility.

      Stock Option Exercises in 2001 and Value of Options at Year-End 2001


   The following table sets forth information concerning the number of stock options exercised under the Company's 1988 Stock Option Plan and the 1994 Equity Compensation Plan during 2001 by each executive officer listed below and the number and value of unexercised options as of December 31, 2001, indicating in each case the number and value of those options that were exercisable and unexercisable as of that date.


               AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND YEAR-END OPTION/SAR VALUES



                                                            Number of Securities           Value of Unexercised
                                                           Underlying Unexercised              In-the-Money
                                                              Options/SAR's at               Options/SAR's at
                            Shares                           Fiscal Year-End (#)          Fiscal Year-End ($)(1)
                           Acquired          Value       ---------------------------    ---------------------------
        Name            on Exercise(#)    Realized($)   Exercisable    Unexercisable    Exercisable   Unexercisable
        ----            --------------    -----------   -----------    -------------    -----------   -------------
DeBenedictis ........       229,473        3,296,010      213,577         124,997        3,014,331       940,392
Coulter .............        24,998          267,656       31,245          37,498          305,516       282,107
Stahl ...............        26,562          377,360       62,493          31,248          832,339       214,131
Smeltzer ............         6,250          108,275       29,165          23,957          350,335       178,107
Riegler .............        14,681          164,407       36,243          24,998          394,364       188,069

------------
(1) Based on the average of the high and low price on the New York Stock Exchange -- Composite Transactions of the Company's Common Stock on December 31, 2001 ($22.905).

CERTAIN COMPENSATION PLANS

Retirement Plan

   The Retirement Plan for Employees of the Company (the "Retirement Plan") is a defined benefit pension plan. In general, participants are eligible for normal pension benefits upon retirement at age 65 and are eligible for early retirement benefits upon retirement at age 55 with ten years of credited service. Under the terms of the Retirement Plan, a participant becomes fully vested in his or her accrued pension benefit after five years of credited service. Benefits payable to employees under the Retirement Plan are based upon "final average compensation", which is defined as the average cash compensation through the five highest consecutive years of the last ten full years preceding retirement.

   The Employee Retirement Income Security Act of 1974, as amended, ("ERISA") imposes maximum limitations on the annual amount of pension benefits that may be paid under, and the amount of compensation that may be taken into account in calculating benefits under, a qualified, funded defined benefit pension plan such as the Retirement Plan. The Retirement Plan complies with these ERISA limitations. Effective December 1, 1989, the Board of Directors adopted an Excess Benefits Plan for Salaried Employees (the "Excess Plan"). The Excess Plan is a nonqualified pension benefit plan that is intended to provide an additional pension benefit to participants in the Retirement Plan and their beneficiaries whose benefits under the Retirement Plan are adversely affected by these ERISA limitations. In addition, deferred compensation is excluded from the Retirement Plan Compensation, but is included in the calculation of the Excess Benefits Plan. The benefit under the Excess Plan is equal to the difference between (i) the amount of the benefit the participant would have been entitled to under the Retirement Plan absent such ERISA limitations and including deferred compensation, and (ii) the amount of the benefit actually payable under the Retirement Plan.

   The following tabulation shows the estimated annual pension payable pursuant to the Retirement Plan and the Excess Plan to employees, including employees who are directors or officers of the Company, upon retirement after selected periods of service. This table is provided for illustrative purposes only and does not reflect pension benefits presently due under the Retirement Plan or Excess Plan.

                                 PENSION TABLE


        Average Salary                    Estimated Annual Pension Based on Service of
       During Five Years             ------------------------------------------------------
     Preceding Retirement            15 Years   20 Years    25 Years    30 Years   35 Years
     --------------------            --------   --------    --------    --------   --------
          $100,000                   $ 24,500   $ 32,700    $ 40,800    $ 43,300   $ 45,800
           125,000                     31,200     41,700      52,100      55,200     58,300
           150,000                     38,000     50,700      63,300      67,100     70,800
           175,000                     44,700     59,700      74,600      78,900     83,300
           200,000                     51,500     68,700      85,800      90,800     95,800
           225,000                     58,200     77,700      97,100     102,700    108,300
           250,000                     65,000     86,700     108,300     114,600    120,800
           300,000                     78,500    104,700     130,800     138,300    145,800
           350,000                     92,000    122,700     153,300     162,100    170,800
           400,000                    105,500    140,700     175,800     185,800    195,800
           450,000                    119,000    158,700     198,300     209,600    220,800
           500,000                    132,500    176,700     220,800     233,300    245,800

   The Company's contributions to the Retirement Plan are computed on the basis of straight life annuities. The following executive officers listed in Summary Compensation Table have the indicated number of completed years of service under the Retirement Plan, and would, upon retirement at age 65 on March 31, 2002, be entitled to a pension based on the remuneration level listed in the following table:


                                                                  Completed
                                                  Covered          Years of
                      Name                     Remuneration    Credited Service
                      ----                     ------------    ----------------
     Nicholas DeBenedictis .................     $546,260             10
     Morrison Coulter ......................     $214,168             41
     Roy H. Stahl ..........................     $233,327             20
     Richard R. Riegler ....................     $210,461             32
     David P. Smeltzer .....................     $167,410             15


   A Supplemental Executive Retirement Plan or SERP has been established for Mr. DeBenedictis. This Plan, which is nonqualified and unfunded, was approved by the Board of Directors in 1992 and is intended to provide Mr. DeBenedictis with a total retirement benefit, in combination with the Retirement Plan and Excess Plan, that is commensurate with the retirement benefits for the chief executive officers of other companies. Under the terms of the SERP, Mr. DeBenedictis will be eligible to receive a benefit at normal retirement equal to the difference between (i) the benefit to which he would otherwise be entitled under the Retirement Plan assuming he had 25 years of service and absent the ERISA limitations referred to above, and (ii) the benefit payable to him under the Retirement Plan and the Excess Plan. Under the terms of Mr. DeBenedictis' SERP, if his employment is terminated for any reason prior to age 65, he is entitled to receive a supplemental retirement benefit equal to the difference between (i) the benefit to which he would otherwise be entitled under the Retirement Plan assuming he was credited with two years of service for each of his first seven years of credited service and (ii) the benefit payable to him under the Retirement Plan and the Excess Plan. If Mr. DeBenedictis retires from the Company at age 65, the SERP is projected to provide an annual benefit of $124,334.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment Contracts and Termination of Employment and Change of Control Arrangements

   Under the terms of Mr. DeBenedictis' employment arrangement, if his employment is terminated by the Company for any reason other than his disability, death or for cause, he will be entitled to receive a severance payment equal to twelve months of his base compensation paid in twelve equal monthly installments without offset. In the event that the employment of any of the executive officers named in the Summary Compensation Table set forth above is terminated, actually or constructively, within two years following a change of control of the Company, the executive officers will be entitled to certain payments and benefits under agreements with the Company. Under the terms of these agreements, the Chief Executive Officer will be entitled to three times his average annual compensation and the other executive officers will be entitled to two times their average annual compensation, plus certain benefits for a period of three years for the Chief Executive Officer and two years for the other executive officers. The agreement with the Chief Executive Officer also provides for reimbursement to him for the tax effects of certain payments and the transfer to him of a split dollar life insurance policy maintained by the Company on his life. Under the terms of the 1994 Equity Compensation Plan approved by the shareholders, outstanding stock options will become immediately exercisable, accrued dividend equivalents will become immediately payable and the restrictions on restricted stock grants shall immediately lapse upon certain change of control events.

Compensation of Directors

   Directors who are full-time employees of the Company do not receive a retainer or fees for service on the Board of Directors or Committees of the Board. Members of the Board of Directors who are not full-time employees of the Company or any of its subsidiaries ("Non-employee Directors") receive an annual retainer fee of $12,000, plus an annual grant of 875 shares of the Company's Common Stock. Directors also receive a fee of $1,000 for attendance at each meeting of the Board of Directors of the Company, including Committee meetings. In addition, each Committee Chairman who is a Non-employee Director receives an annual retainer fee of $2,500. All directors are reimbursed for reasonable expenses incurred in connection with attendance at Board or Committee meetings. Directors are eligible to defer part or all of their fees under the Company's Director Deferral Plan. Amounts deferred accrue interest at the prime interest rate plus 0.5% or may be deemed invested in the Company's Common Stock at a 5% discount. Amounts deferred are not funded. In 2001, Mr. Glanton deferred $10,250 of his fees, which accrued earnings of $1,162 in 2001.

Certain Transactions

   Richard H. Glanton, a director, is a partner in the law firm of Reed Smith, LLP, which firm has provided legal services to the Company in 2001.

                            INDEPENDENT ACCOUNTANTS


   Total fees for the 2001 fiscal year from PricewaterhouseCoopers LLP, the Company's current independent accountants, were $359,315 for audit fees and $144,255 for all other non-audit services, including tax services. There were no fees billed by PricewaterhouseCoopers LLP during 2001 for financial system design and implementation services.

   Representatives of PricewaterhouseCoopers are expected to be present at the meeting and will be available to respond to appropriate questions.

         SHAREHOLDER SUGGESTIONS AND PROPOSALS FOR 2003 ANNUAL MEETING

   Consideration of certain matters is required at the Annual Meeting of Shareholders, such as the election of directors. In addition, pursuant to applicable regulations of the Securities and Exchange Commission, shareholders may present resolutions, which are proper subjects for inclusion in the proxy statement and for consideration at the Annual Meeting, by submitting their proposals to the Company on a timely basis. In order to be included for the 2003 Annual Meeting, resolutions must be received by December 9, 2002.

   The Company receives many shareholder suggestions which are not in the form of resolutions. All are given careful consideration. We welcome and encourage your comments and suggestions. Your correspondence should be addressed as follows:

       Roy H. Stahl
       Secretary
       Philadelphia Suburban Corporation
       762 W. Lancaster Avenue
       Bryn Mawr, PA 19010

                             ADDITIONAL INFORMATION

   The Company will provide without charge, upon written request, a copy of the Company's Annual Report on Form 10-K for 2001. Please direct your requests to Roy H. Stahl, Secretary, Philadelphia Suburban Corporation, 762 W. Lancaster Avenue, Bryn Mawr, PA 19010.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

   Section 16(a) of the Securities Exchange Act of 1934 (the "Act") requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities (a 10% Shareholder), to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and 10% Shareholders are required by the SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

   Based solely on its review of the copies of such forms received by it, or a written representation from certain reporting persons that no Form 5's were required for those persons, the Company believes that, during the period January 1, 2001 through December 31, 2001, all filing requirements applicable to its officers and directors have been complied with the exception of a Form 4 with respect to the exercise of stock options by Mr. Stahl that was filed late.

                                 OTHER MATTERS

   The Board of Directors is not aware of any other matters which may come before the meeting. However, if any further business should properly come before the meeting, the persons named in the enclosed proxy will vote upon such business in accordance with their judgment.

                                     By Order of the Board of Directors,


                                     ROY H. STAHL
                                     Secretary

April 8, 2002

                                                                     4959-PS-02

Dear Shareholder:

     Enclosed are materials relating to Philadelphia Suburban Corporation's 2002 Annual Meeting of Shareholders. The Notice of the Meeting and Proxy Statement describe the formal business to be transacted at the meeting.

     Your vote is important to us. Please complete, sign and return the attached proxy card in the accompanying postage-paid envelope, or vote electronically through the Internet by following the instructions set out on the proxy card, whether or not you expect to attend the meeting.

                                    Nicholas DeBenedictis
                                    Chairman & President

--------------------------------------------------------------------------------

                                    DETACH HERE                           ZPSC42



                                      PROXY

                        PHILADELPHIA SUBURBAN CORPORATION

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                        PHILADELPHIA SUBURBAN CORPORATION

             Proxy for Annual Meeting of Shareholders, May 16, 2002

     The undersigned hereby appoints David P. Smeltzer, Roy H. Stahl and Mark J. Kropilak, or a majority of them or any of one of them acting singly in the absence of the others, with full power of substitutions, the proxy or proxies of the undersigned, or attend the Annual Meeting of Shareholders of Philadelphia Suburban Corporation, to be held at the Springfield Country Club, 400 West Sproul Road, Springfield, PA 19064, at 10:00 a.m., on Thursday, May 16, 2002 and any adjournments thereof, and, with all powers and undersigned would possess, if present, to vote all shares of Common Stock of the undersigned in Philadelphia Suburban Corporation, including any shares held in the Dividend Reinvestment Plan of Philadelphia Suburban Corporation, as designated on the reverse side.

     The proxy when properly executed will be voted in the manner directed herein by the undersigned. If the proxy is signed, but no vote is specified, this proxy will be voted: FOR the nominees listed in item 1 on the reverse side and in accordance with the proxies' best judgment upon other matters properly coming before the meeting and any adjournments thereof.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE, OR VOTE ELECTRONICALLY THROUGH THE INTERNET BY FOLLOWING THE INSTRUCTIONS SET OUT TO THE PROXY CARD.




|---------------|                                              |---------------|
|  SEE REVERSE  |  CONTINUED AND TO BE SIGNED ON REVERSE SIDE  |  SEE REVERSE  |
|      SIDE     |                                              |      SIDE     |
|---------------|                                              |---------------|

PHILADELPHIA SUBURBAN
CORPORATION
C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940


                        |-------------------|
                        |  Vote by Internet |
                        |-------------------|

                        It's fast, convenient, and your vote is immediately Confirmed and posted.

                        |----------------------------------------|
                        |  Follow these four easy steps:         |
                        |                                        |
                        |  1.  Read the accompanying Proxy       |
                        |      Statement and Proxy Card.         |
                        |                                        |
                        |  2.  Go to the Website                 |
                        |      http://www.eproxyvote.com/psc     |
                        |                                        |
                        |  3.  Enter your Voter Control Number   |
                        |      located on you Proxy Card above   |
                        |      your name.                        |
                        |                                        |
                        |  4.  Follow the instructions provided  |
                        |----------------------------------------|


                        Your vote is important!
                        Go to http://www.eproxyvote.com/psc anytime!


           Do not return your Proxy Card if you are voting by Internet



--------------------------------------------------------------------------------
                                   DETACH HERE                            ZPSC41


|----|  Please mark
|    |  votes as in
|----|  this example



     The Board of Directors recommends that you vote FOR all nominees for Director.

1.  Election of Directors.                                          2.  In their discretion, the proxies are authorized to vote upon
    Nominees:  (01) G. Fred DiBona, Jr., (02) Mary C. Carroll,          such other business as may properly come before the
               and (03) John E. Menario                                 meeting.

              FOR     |----|      |----|   WITHHELD
              ALL     |    |      |    |   FROM ALL
            NOMINEES  |----|      |----|   NOMINEES



    |----|
    |    |
    |----|   -------------------------------------------
               For all nominees except as noted above                        MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT


                                                                        THIS PROXY MUST BE SIGNED EXACTLY AS NAME APPEARS
                                                                        HEREIN.


                                                                        Executors, Administrators, Trustees, etc. should give full title as such. If the signer is a corportion, please sign
                                                                        full corporate name by duly authorized officer.



Signature: ____________________________  Date:  ________________  Signature: _____________________________  Date: _____________